UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2011

KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact name of registrant specified in its charter)

Maryland	333-164703	27-1627696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Amendment to the Advisory Agreement Relating to an Advance from the Advisor
In order for its stockholders to earn cash distributions during the early stages of its offering, on July 8, 2011, KBS Real Estate Investment Trust III, Inc. (the "Company") entered into an amendment to the advisory agreement with KBS Capital Advisors LLC, the Company's external advisor (the "Advisor"), pursuant to which the Advisor agreed to advance funds to the Company for distribution record dates through the period ending August 31, 2011. The Company agreed with the Advisor that the Company will only be obligated to repay the Advisor for this advance if and to the extent that:

(i)
The Company's modified funds from operations (“MFFO”), as such term is defined by the Investment Program Association and interpreted by the Company, for the immediately preceding month exceeds the amount of distributions declared for record dates of such prior month (an “MFFO Surplus”), and the Company will pay the Advisor the amount of the MFFO Surplus to reduce the principal amount outstanding under the advance, provided that such payments shall only be made if management in its sole discretion expects an MFFO Surplus to be recurring for at least the next two calendar quarters, determined on a quarterly basis; or

(ii)
The advance may be repaid from excess proceeds (“Excess Proceeds”) from third-party financings, provided that the amount of any such Excess Proceeds that may be used to repay the principal amount outstanding under the advance shall be determined by the Company's conflicts committee in its sole discretion.

No interest will accrue on the advance being made by the Advisor.
On July 8, 2011, the Company's board of directors declared distributions based on daily record dates for the period from August 1, 2011 through August 31, 2011, which the Company expects to pay in September 2011. Investors may choose to receive cash distributions or purchase additional shares through the Company's dividend reinvestment plan.
Distributions for these periods will be calculated based on stockholders of record each day during these periods at a rate of $0.00178082 per share per day and if paid each day for a 365-day period, would equal a 6.5% annualized rate based on a purchase price of $10.00 per share. Distributions for these periods will be funded from an advance from the Advisor, as described above. The Advisor is not obligated to advance funds to the Company, and has not agreed to advance funds to the Company, for distributions for any future periods.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: July 8, 2011	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chairman of the Board,
Chief Executive Officer and Director